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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                             Washington, D.C. 20549


                                    FORM 8-K

                                 CURRENT REPORT
     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934


       Date of Report (Date of earliest event reported) November 14, 2003
                                                        -----------------

                          DATA SYSTEMS & SOFTWARE INC.
             (Exact name of Registrant as Specified in its Charter)



          Delaware                       0-19771             22-2786081
----------------------------- --------------------------- ------------------
 (State or Other Jurisdiction (Commission file Number)      (IRS Employer
          of Incorporation)                               Identification No.)



                     200 Route 17, Mahwah, New Jersey    07430
               ---------------------------------------------------
               (Address of Principal Executive Offices) (Zip Code)



        Registrant's telephone number, including area code (201) 529-2026
                                                            --------------

 ===============================================================================






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Item 12.   Results of Operations and Financial Condition.
---------------------------------------------------------

On November 14, 2003, we announced our results for the third quarter ended September 30, 2003. Our press release announcing the results is furnished herewith.











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                                   SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                                   DATA SYSTEMS & SOFTWARE INC.

Date:  November 26, 2003                           BY:   /s/ Yacov Kaufman
                                                      ----------------------
                                                        Yacov Kaufman
                                                        Vice President and CFO










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FOR IMMEDIATE RELEASE:

                DATA SYSTEMS & SOFTWARE REPORTS FINANCIAL RESULTS
                      FOR THE THIRD QUARTER OF FISCAL 2003


Mahwah,  New Jersey -November 14, 2003 -- Data Systems & Software Inc.  (NASDAQ:
DSSI) today announced results for the third quarter ended September 30, 2003.

         DSSI reported total sales in the third quarter and first nine months of 2003 of $6.7 million and $26.8 million, respectively, compared to $11.3 million and $36.9 million in the same periods of 2002. The decreases were primarily attributable to not consolidating Comverge sales starting the second quarter of 2003.

         Sales in the computer hardware segment in the third quarter and first nine months of 2003 were $3.9 million and $13.0 million, decreasing by 17% and 3%, from sales of $4.6 million and $13.4 million, in the same periods of 2002, respectively. The decrease was attributable to increased competition and continued decline in the hardware market during the second and third quarters of 2003.

         Software consulting and development sales were $2.8 million and $9.1 million in the third quarter and first nine months of 2003, respectively, compared to $3.3 million and $10.6 million in the same periods of 2002. The decrease was primarily attributable to the decrease in consulting revenues resulting from the continued weakness in the global hi-tech markets generally and in the software consulting and development market in particular.

         Gross profit in the third quarter and the first nine months of 2003 was $1.2 million and $5.6 million, respectively, compared to $2.4 million and $7.9 million in the same periods of 2002. The decreases were almost entirely attributable to not consolidating Comverge's gross profit starting the second quarter of 2003. The gross profit margin in the computer hardware segment remained relatively stable. As a result of the Company's continued effort to improve the cost structure of the software development and consulting segment, gross profit margins in that segment increased to 21% and 19% in the first nine months and third quarter of 2003, respectively, compared to 16% and 12% in the same periods of 2002. In addition, in the third quarter of 2002, the Company had a non-recurring expense of $240,000 for the write down of acquired software.

         The decrease in R&D expenses in each 2003 period, as compared to the comparable periods in 2002, was primarily attributable to not consolidating Comverge's R&D starting the second quarter of 2003.

         In the third quarter and first nine months of 2003, SG&A decreased to $2.0 million and $8.4 million, respectively, from $3.9 million and $12.7 million in the same periods of 2002. The decrease was primarily attributable to not consolidating Comverge's SG&A, as well reduced SG&A in the software development and consulting segment. The impairment of goodwill in the 2002 periods related to goodwill recorded in connection with the acquisition of Endan in 2001 by dsIT.

         Interest expense includes both the accrual of interest related to utilization of lines of credit and amortization of non-cash costs associated with the issuance of convertible debt and warrants, primarily to finance the activities of Comverge prior to its securing independent financing. Although the interest expense associated with the utilization of lines of credit is expected to continue at the current level, the amortization expenses are expected to decrease over the coming quarters. Of the $721,000 of interest expense incurred during the first nine months of 2003, $396,000 was related to the accretion of discounts and the amortization of related costs in connection with convertible debt and warrants.

         The equity loss in 2003 was from the Company's formerly consolidated Comverge subsidiary, whose results are accounted for on an equity basis starting

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the second quarter of 2003. The Company's share of Comverge's $2.3 million and
$4.5 million of net losses during the third quarter of 2003 and period from April 1, 2003 to September 30, 2003, was $0.6 million and $2.1 million, respectively. Comverge's increased loss in the third quarter of 2003 of $2.2 million, compared to $0.6 million in the third quarter of 2002, was primarily attributable to a decrease in sales. In addition, SG&A in Comverge has increased primarily due to increased advertising and marketing expenses, particularly those related to marketing and advertising its new Utah - PacifiCorp program.

         Other expenses in 2003 included $298,000 from the write off of a note received in 2001 in connection with the sale of stock to the CEO of Comverge. Pursuant to this agreement, the Company issued to Comverge's CEO 50,000 shares of its common stock in consideration for which it received an assignment of a subordinated note in that amount issued by a publicly-held company. The company which issued the note recently filed for bankruptcy and the Company therefore recorded the write-off of this note as other expense in the third quarter of 2003.

         George Morgenstern, Chairman and Chief Executive Officer of DSSI, stated, "With the closing of its latest investment round, Comverge has secured the financing it needs to build upon its position as a market leader in energy intelligence solutions. Following the financing, we continue to be Comverge's largest shareholder, though we no longer control Comverge's activities. Comverge recently entered into a major long-term Virtual Peaking Capacity(TM) ("VPC") contract with Sempra Energy's San Diego Gas & Electric Company division, following on its earlier contract with Scottish Power's PacifiCorp subsidiary. Under these agreements, Comverge will install, own and operate load management systems designed to provide these utilities significant peak demand relief. This reflects the confidence expressed by utilities in the VPC program and in Comverge's basket of intelligence solutions for utilities.

         "We continue to face a challenging economy in all our business segments. To address this challenge we continue to endeavor to improve our cost structure and evaluate ways to maximize the value of our dsIT and Databit businesses, while we actively explore new business opportunities and strategic alternatives to increase shareholder value."

         Data Systems & Software Inc. (DSSI) is a provider of software development and consulting services and is an authorized direct seller and value added reseller of computer hardware. Through its Comverge subsidiary, DSSI provides energy intelligence solutions for utilities. For more information about DSSI contact: George Morgenstern, CEO, (201) 529-2026.

This press release includes forward-looking statements, which are subject to risks and uncertainties, including risks associated with (i) the release, as provided for in Comvege's investment and debt agreements, of the $1.5 million of currently restricted cash pledged to secure Comverge's term loan, including compliance by Converge with any applicable covenants and other conditions to such release, (ii) the need to obtain necessary regulatory approvals, as well as conditions in the market for energy intelligence solutions, including the pace and consequences of deregulation and competition, (iii) conditions in the computer hardware and IT solutions markets, (iv) unforeseen circumstances which may affect the Company's ability to control costs and maintain budgeted operations over the next 12 months, (v) the Company's evaluation of its corporate activities and structure and possible new business opportunities, and
(vi) the Company's business generally. There is no assurance that the Company will be successful in identifying and/or implementing restructuring or other strategic alternatives. The evaluation of the Company's corporate activities and structure referred to in this release has only recently commenced and there is no assurance that any improvements in operating results and/or in the trading price for the Company's shares will result from such evaluation. Actual results may vary from those projected or implied by such forward-looking statements. A more complete discussion of risks and uncertainties which may affect the accuracy of these statements and the Company's business generally is included in "Business--Factors Which May Affect Future Results" in the Company's most recent Annual Report on Form 10-K as filed by the Company with the Securities and Exchange Commission.

                                  Tables Follow

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


                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                           Consolidated Balance Sheets
                                 (in thousands)
                                                                                          As of              As of
                                                                                       December 31,       September 30,
                                                                                            2002             2003
                                                                                      ---------------    ---------------
                                       ASSETS                                                               (unaudited)
Current assets:
     Cash and cash equivalents.........................................................       $1,150               $707
     Restricted cash...................................................................          241              1,741
     Trade accounts receivable, net....................................................       12,267              5,656
     Inventory.........................................................................        2,217                 55
     Other current assets..............................................................        1,401                693
                                                                                      ---------------    ---------------
         Total current assets..........................................................       17,276              8,852
Investment in affiliated company.......................................................            -              2,575
Property and equipment, net............................................................        1,972                790
Goodwill                                                                                       4,929              4,430
Other intangible assets, net...........................................................          404                131
Long-term deposits - restricted........................................................        5,700                  -
Other assets...........................................................................          669                859
Prepaid employee termination benefits..................................................        2,355              2,313
                                                                                      ---------------    ---------------
         Total assets..................................................................      $33,305            $19,950
                                                                                      ===============    ===============

                        LIABILITIES AND SHAREHOLDERS' EQUITY
Current liabilities:
     Short-term debt and current maturities of long-term debt, net.....................       $3,755             $1,681
     Trade accounts payable............................................................        5,185              2,118
     Accrued payroll, payroll taxes and social benefits................................        2,098              1,290
     Other current liabilities.........................................................        3,411              2,717
                                                                                      ---------------    ---------------
         Total current liabilities.....................................................       14,449              7,806
                                                                                      ---------------    ---------------
Long-term liabilities:
     Long-term debt....................................................................        6,278                529
     Other liabilities.................................................................          477                279
     Liability for employee termination benefits.......................................        3,364              3,247
                                                                                      ---------------    ---------------
            Total long-term liabilities................................................       10,119              4,055
                                                                                      ---------------    ---------------
Minority interests.....................................................................        1,609              1,492
                                                                                      ---------------    ---------------
Shareholders' equity:
     Common stock - $.01 par value per share:
         Authorized - 20,000 shares;
         Issued - 8,162 and 8,750 shares
          as of December 31, 2002 and September 30, 2003, respectively.................           82                 87
     Additional paid-in capital........................................................       37,687             42,906
     Warrants..........................................................................          364                461
     Deferred compensation.............................................................          (7)                (2)
     Accumulated deficit...............................................................     (26,787)           (32,940)
     Treasury stock, at cost - 846 and 848 shares                                            (3,913)
          as of December 31, 2002 and September 30, 2003, respectively.................                         (3,915)
       Stockholder's note..............................................................        (298)                  -
                                                                                      ---------------    ---------------
         Total shareholders' equity....................................................        7,128              6,597
                                                                                      ---------------    ---------------
         Total liabilities and shareholders' equity....................................      $33,305            $19,950
                                                                                      ===============    ===============


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


                  DATA SYSTEMS & SOFTWARE INC. AND SUBSIDIARIES
                Consolidated Statements of Operations (Unaudited)
                      (in thousands, except per share data)

                                                                 Nine months ended                Three months ended
                                                                   September 30,                    September 30,
                                                          --------------------------------  -------------------------------
                                                              2002              2003             2002            2003
                                                          --------------   ---------------  ---------------  --------------
Sales:

     Products...............................................    $24,868           $16,900           $7,207          $3,779

     Services...............................................     11,992             9,937            4,062           2,905
                                                             ------------     -------------     ------------    ------------
                                                                 36,860            26,837           11,269           6,684
                                                             ------------     -------------     ------------    ------------
Cost of sales:

     Products...............................................     19,749            13,951            5,698           3,202

     Services...............................................      9,178             7,323            3,208           2,279
                                                             ------------     -------------     ------------    ------------

     Gross profit...........................................      7,933             5,563            2,363           1,203

Research and development expenses...........................      1,266               153              256               -

Selling, general and administrative expenses................     12,675             8,394            3,923           1,984

Impairment of goodwill......................................      2,760                 -            2,760               -
                                                            ------------     -------------     ------------    ------------
     Operating loss.........................................    (8,768)            (2,984)          (4,576)           (781)

Interest income.............................................       203                 42               57              15

Interest expense............................................      (743)              (721)            (450)            (71)

Other income (expense), net.................................       148               (510)              56            (345)

Minority interests..........................................       852                139              649              35

Equity loss in unconsolidated subsidiary....................         -             (2,112)               -            (611)
                                                             ------------     -------------     ------------    ------------
     Loss before provision for income taxes..................   (8,308)            (6,146)          (4,264)         (1,758)

Provision (benefit) for income taxes........................        64                  7                7             (27)
                                                             ------------     -------------     ------------    ------------
     Net loss...............................................   $(8,372)          $ (6,153)        $ (4,271)       $ (1,731)
                                                             ============     =============     ============    ============


Basic and diluted net loss per share:
     Net loss per share.....................................   $ (1.14)          $  (0.80)        $  (0.58)       $  (0.22)
                                                             ============     =============     ============    ============

Weighted average number of shares
              outstanding - basic and diluted...............      7,353             7,680            7,353           7,894
                                                             ============     =============     ============    ============

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